UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2012

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2012, Philip G. Malone notified GeoMet, Inc. (the “Company”) that he was resigning from the Board of Directors of the Company in connection with his retirement. The Company does not plan to fill Mr. Malone’s position on the Board of Directors at this time. Mr. Malone’s decision to resign as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 6, 2012, the Company announced the resignation of Philip G. Malone from its Board of Directors. Additionally, the Company announced that it does not plan to fill Mr. Malone’s position on the Board of Directors at this time. The press release attached as Exhibit 99.1 is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

99.1	Press Release dated July 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: July 6, 2012	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

99.1	Press Release dated July 6, 2012.